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Exhibit 4.1

NOTE EXCHANGE AGREEMENT

January 30, 2003
Astoria Capital Partners, L.P.
6600 S.W. 92nd Avenue
Suite 370
Portland, Oregon 97223

Ladies and Gentlemen:

        Reference is hereby made to the Secured Promissory Note, dated November 20, 2000, in the original principal amount of $18,525,416.67 issued by Raining Data Corporation, a Delaware corporation (the "Company"), to Astoria Capital Partners, L.P. (the "Purchaser"), as amended by that certain Amendment to Secured Promissory Note entered into as of June 10, 2002 (as so amended, the "Existing Note").

        The Company wishes to confirm its arrangement with you in connection with the issuance to you, in exchange for the cancellation of the Existing Note, of a convertible subordinated note in the form attached hereto as Exhibit A (the "Convertible Note"), in a principal amount of $22,179,705, and convertible into fully paid and non-assessable shares (each a "Share") of the Company's Common Stock, par value $0.10 (the "Common Stock"), as set forth in the Convertible Note.

        Reference is hereby made to the Registration Rights Agreement, made as of September 27, 2001, by and between the Company and the Purchaser (as amended, the "Registration Rights Agreement"). Simultaneously with the execution and delivery of this Agreement, you and the Company have entered into a Third Amendment to Registration Rights Agreement, dated as of the date hereof (the "Registration Rights Amendment"), pursuant to which the Company has agreed to register the Shares under certain circumstances. All capitalized terms not defined herein shall have the meaning ascribed in the Convertible Note.

        1.    Agreement to Issue and Accept. On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company agrees to issue to you, and you agree to exchange the Existing Note for, a Convertible Note in the principal amount of $22,179,705 and having a Conversion Rate determined as set forth in Section 1(b) below. The closing of the issuance and exchange of the Convertible Note against such payment shall take place on the date hereof, or such other date agreed by you and the Company in writing (the "Closing Date"), at which time the Company shall deliver to you the Convertible Note and the Existing Note shall automatically be cancelled. Upon cancellation of the Existing Note, automatically and without any further action on the part of any person, (a) all liens securing the Existing Note shall be released and (b) the Company shall be fully discharged from any and all obligations and liabilities that it has or might have thereunder.

        2.    Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to you as of the date hereof:

          (a)  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, has the corporate power and corporate authority to own its property and to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably expected to have a material adverse effect on the consolidated financial position, results of operations or business of the Company and its Subsidiaries (as defined), taken as a whole (a "Material Adverse Effect"). For the purposes of this Agreement, Subsidiaries means the entities controlled by the Company which are required to be disclosed pursuant to Item 601(b)(21) of Regulation S-K (each a "Subsidiary," and collectively, the "Subsidiaries").

          (b)  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Convertible Note, this Agreement and the Registration Rights Amendment (each a "Transaction Document," and collectively, the "Transaction Documents") and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company to authorize the Transaction Documents. Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and general equity principles (regardless of whether enforcement is sought in equity or at law). The Company is not in violation of any of the provisions of its certificate of incorporation, by-laws or other organizational or charter documents.

          (c)  The Company has on the date hereof and will, at all times while the Convertible Note is outstanding, maintain an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to the Purchaser or any permitted subsequent holder of the Convertible Note, to enable the Company to perform its conversion, exercise and other obligations under this Agreement and the Convertible Note. The Shares reserved for issuance upon conversion of the Convertible Note have been duly authorized and reserved and, when issued upon conversion of the Convertible Note in accordance with the terms of the Convertible Note will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

          (d)  The execution, delivery and performance of the Transaction Documents, compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby and the issuance and delivery of the Convertible Note, will not (i) violate or constitute a breach of any of the terms or provisions of, or a default under (or an event which with notice or lapse of time or both would become a default under), the charter or by-laws of the Company or any material agreement to which the Company is a party or by which its assets are bound, or (ii) to the Company's knowledge, violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or its respective properties; and, except (A) as required pursuant to the Registration Rights Agreement as amended by the Registration Rights Amendment, (B) as required by applicable blue sky laws and any filing of Form D under Regulation D under the Securities Act of 1933, as amended (the "Act"), (C) as required under the NASD rules, or (D) for the disclosure required to be included in the Company's next Quarterly Report on Form 10-Q, when filed, no consent, approval, authorization or order of or filing or registration with, any such court or governmental agency or body or third party is required for the execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby.

          (e)  Except as set forth in the filings made by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any of their respective properties are subject which could (i) reasonably be expected to have a Material Adverse Effect or (ii) adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents, and, to the Company's knowledge, no such proceedings are threatened or contemplated.

        3.    Agreements, Representations and Warranties of Purchaser. You covenant and agree with (and in the case of Sections 3(c) through 3(g) represent and warrant to) the Company that:

          (a)  You will not offer, sell, assign, hypothecate or otherwise transfer the Convertible Note except in compliance with applicable state securities laws and (i) pursuant to an effective registration statement under the Act, (ii) to a Person you reasonably believe to be an "accredited investor" within the meaning of Rule 501 under the Act, pursuant to an available exemption under the Act, or (iii) to non-U.S. Persons in an offshore transaction within the meaning and meeting the requirements of Rule 903 under the Act.

          (b)  You will not offer, sell, assign, hypothecate or otherwise transfer any Shares issued upon conversion of the Convertible Note except in compliance with applicable state securities laws and (i) pursuant to an effective registration statement under the Act; (ii) to a Person you reasonably believe to be an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Act, pursuant to an available exemption under the Act; or (iii) to a "qualified institutional buyer" (as defined in Rule 144A of the Act).

          (c)  You are an "accredited investor" within the meaning of Rule 501 under the Act.

          (d)  You understand that the purchase of the Convertible Note involves substantial risk. You acknowledge that you are able to fend for yourself in the transactions contemplated by this Agreement and have the ability to bear the economic risks of your investment pursuant to this Agreement and have such knowledge and experience in financial or business matters that you are capable of evaluating the merits and risks of this investment in the Convertible Note and the Shares into which it is convertible and protecting your own interests in connection with this investment.

          (e)  The Convertible Note and the Shares that you may acquire upon conversion of the Convertible Note will be acquired for your own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

          (f)    You understand that the sale of the Convertible Note and the issuance of the Shares upon conversion thereof will not be registered under the Act on the ground that the sale provided for in this Agreement is exempt from registration under the Act, and that the reliance of the Company on such exemption is predicated in part on your representations set forth in this Agreement. You understand that the Convertible Note and the Shares issuable upon conversion thereof are restricted securities within the meaning of Rule 144 under the Act, and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available. You understand that the Company is under no obligation to register any of the securities sold hereunder except with respect to the Shares as provided in the Registration Rights Agreement.

          (g)  You agree that the Convertible Note and the Shares issuable upon conversion thereof will bear legends and be subject to the restrictions on transfer. In addition you agree that the Company may place stop transfer orders with its transfer agents with respect to such instruments. The appropriate portion of the legend shall be removed in accordance with the provisions of the Convertible Note and the stop transfer orders shall be removed promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such stop orders are not required to ensure compliance with the Act.

        4.    Deliveries.

          (a)  Concurrently with its execution and delivery of this Agreement against delivery of the documents by the Purchaser pursuant to paragraph (b) below, the Company is delivering the following:

            (i)    an officer's certificate, in form and substance satisfactory to the Purchaser, certifying as to the true, correct and complete nature of the attached charter, bylaws and authorizing resolutions of the Company;

            (ii)  a duly executed copy of the Convertible Note; and

            (iii)  a duly executed copy of the Registration Rights Amendment.

          (b)  Concurrently with its execution and delivery of the Agreement against delivery of the documents by the Company pursuant to paragraph (a) above, the Purchaser is delivering the following:

            (i)    a duly executed copy of the Registration Rights Amendment;

            (ii)  the Existing Note marked "cancelled".

        5.    Miscellaneous.

          (a)  This Agreement shall be binding upon, and inure solely to the benefit of, you and the Company and the respective executors, administrators, successors and assigns thereof.

          (b)  The Purchaser hereby agrees to deliver duly executed copies of all releases, satisfactions, termination statements and other documents reasonably requested by the Company, in form suitable for recording, further evidencing the release of the Purchaser's interest in the collateral securing the Existing Note. Upon the closing of the transactions contemplated by this Agreement, the Purchaser hereby authorizes the Company to file a termination statement under the Uniform Commercial Code with respect to the collateral securing the Existing Note.

          (c)  Any notice or other communication required or permitted to be given hereunder shall be given in writing by certified mail, facsimile, or overnight courier service addressed as follows (as applicable) and shall be effective upon receipt:

  If to the Company, to:

  Raining Data Corporation
  17500 Cartwright Road
  Irvine, California 92614
  Attention: Chief Financial Officer
  Telephone: (949) 442-4400
  Facsimile Transmission Number: (949) 261-0801

  If to the Purchaser, to:

  Astoria Capital Partners, L.P.
  6600 S.W. 92nd Avenue
  Suite 370
  Portland, Oregon 97223
  Attention: Richard Koe
  Telephone: (503) 244-1956
  Facsimile Transmission Number: (503) 244-3801

or to such other address or number and to the attention of such other Person as either party may designate by written notice to the other party. Notice shall be effective upon actual receipt.

          (d)  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles.

          (e)  Time shall be of the essence in the performance of this Agreement.

          (f)    This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          (g)  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall reimburse the Purchaser for up to $10,000 in legal fees incurred by the Purchaser in connection with the negotiation, preparation, execution and delivery of this Agreement.

          (h)  The Transaction Documents, together with the exhibits hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

          (i)    No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          (j)    The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          (k)  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and conversion of the Convertible Note.

          (l)    In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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Very truly yours,
RAINING DATA CORPORATION
By:	/s/ BRIAN C. BEZDEK
Name: Brian C. Bezdek Title: Chief Financial Officer

Accepted as of the date hereof:
ASTORIA CAPITAL PARTNERS, L.P. By: Astoria Capital Management, Inc., its general partner
By:	/s/ RICHARD W. KOE
Name: Richard W. Koe Title: President

EXHIBIT A

FORM OF CONVERTIBLE SUBORDINATED NOTE

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